UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information provided in Item 7.01 below is incorporated herein by reference and is being furnished not filed pursuant to this Item 2.02.

Item 7.01. Regulation FD Disclosure

Entergy Corporation (the “Company”) is currently in the process of preparing financial statements for third quarter 2015 financial reporting. In connection with preparation of such financial statements, the Company has concluded that in the Company’s third quarter results, the Company will report non-cash asset impairments for its Pilgrim Nuclear Power Station and its James A. FitzPatrick Nuclear Power Plant totaling approximately $1.6 billion on a pre-tax basis and approximately $1.1 billion after-tax. These impairments will be classified as a special item, and therefore, excluded from operational results.

Under generally accepted accounting principles, long-lived assets are typically accounted for on a historical cost basis unless a triggering event occurs which requires an impairment evaluation. Both plants experienced a triggering event in the third quarter. Applying the accounting rules after these events led to the impairments and related charges. The resulting charges, per share, by plant, are summarized below.

Impairment Summary (all amounts are in $millions except earnings per share)

Item	FitzPatrick	Pilgrim	Total
Impairment (pre-tax earnings impact)	(965)	(677)	(1,642)
Impairment (after-tax earnings impact)[1]	(624)	(438)	(1,062)
Impairment (after-tax earnings per share)[1]	$(3.48)	$(2.45)	$(5.93)
1 Based on a 35.3 percent tax rate and 179,151,832 shares.

On a go forward basis, these non-cash impairments reduce asset balances that will be depreciated or amortized over the remaining lives of the plants, and therefore, the associated expenses such as fuel, refueling outage and plant depreciation are expected to be lower than what they would have been. At the same time, any costs that would have previously been capitalized for these plants, including any future fuel and outage costs of these plants, will be reflected as period expenses in the income statement.

The Company announced on Oct. 13, 2015 that it plans to close Pilgrim no later than June 1, 2019. The Company has also previously indicated that it is evaluating whether to proceed with FitzPatrick’s next refueling outage, currently scheduled for Fall 2016. The Company is in discussions with the State of New York regarding the future of FitzPatrick and plans to make a decision around the end of October.

The information provided in this Item 7.01 is being furnished not filed pursuant to this Item 7.01.

Cautionary Note Regarding Forward-Looking Statements

In this filing and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s statements of its plans, beliefs, estimates and expectations set forth in in this filing. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this filing and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning of the James A. FitzPatrick Nuclear Power Plant, the Pilgrim Nuclear Power Station and the Vermont Yankee Nuclear Power Station or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the proposed acquisition of the Union Power Station near El Dorado, Arkansas, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Alyson M. Mount
Alyson M. Mount Senior Vice President and Chief Accounting Officer

Dated: October 16, 2015